Exhibit (e)

Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

(a)	That it previously had filed a registration statement on Form F-6 (Registration No. 333-265201), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement and

(b)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

CITIBANK, N.A., as Depositary

By:	/s/ Keith Galfo
Name: Keith Galfo
Title: Vice President